Attachment to Form 4
JOINT FILER INFORMATION
Name and Address:	Third Point LLC
390 Park Avenue
New York, NY 10022
Date of Event Requiring Statement:	08/10/16
Issuer and Ticker Symbol:	Kadmon Holdings, Inc. [KDMN]
Relationship to Issuer:	10% Owner
Designated Filer:	Daniel S. Loeb

TABLE I INFORMATION
Title of Security:	Common Stock
Transaction Date:	August 10, 2016
Transaction Code:	P
Amount of Securities and Price:	50,951 at $9.9812 per share. See footnote (1) in the Form 4.
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,662,795
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (2) in the Form 4

Title of Security:	Common Stock
Transaction Date:	August 11, 2016
Transaction Code:	P
Amount of Securities and Price:	22,000 at $9.9947 per share.
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,684,795
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (2) in the Form 4

Title of Security:	Common Stock
Transaction Date:	August 12, 2016
Transaction Code:	P
Amount of Securities and Price:	14,578 at $9.9762 per share.
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,699,373
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (2) in the Form 4
Signature	THIRD POINT LLC
By: DANIEL S. LOEB, Chief Executive Officer
By: /s/ William Song
Name: William Song
Title: Attorney-in-Fact

/s/ William Song
WILLIAM SONG, as attorney-in-fact for DANIEL S. LOEB